Exhibit 10.2
ARRIS GROUP, INC.
2007 STOCK INCENTIVE PLAN
Nonqualified Stock Option Agreement
No. of Shares subject to
Nonqualified Stock Option: ___
     THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of the ___ day of                     , 20___, by and between ARRIS Group, Inc., a Delaware corporation (the “Company”), and                                          (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2007 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto. All terms used herein that are defined in the Plan have the same meaning given them in the Plan. Paragraph 22 of this Agreement provides definitions of additional terms used herein.
1. Grant of Option. Pursuant to the Plan, the Company, on                    , 20___ (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the right and option to purchase from the Company all or any part of an aggregate of                      shares of the common stock of the Company, par value $0.01 per share (“Shares”), at the exercise price of $                     per Share. Such price per Share is not less than the Fair Market Value of a Share on the Date of Grant. This Option is exercisable as hereinafter provided.
2. Terms and Conditions. This Option is subject to the following terms and conditions:
(a) Expiration Date. This Option shall expire at 11:59 p.m. on                     ___, 20___ (the “Expiration Date”) or such earlier time as set forth in paragraphs 3, 4, 5 or 6 of this Agreement. In no event shall the Expiration Date be later than 10 years from the Date of Grant.
(b) Exercise of Option. Except as provided in the Plan and in paragraphs 3, 4, 5 or 6 of this Agreement, this Option shall become exercisable at the time or times set forth on Exhibit A attached hereto. Once this Option has become exercisable, it shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to paragraphs 3, 4, 5 or 6 of this Agreement or until the Expiration Date. A partial exercise of this Option shall not affect the Participant’s right to exercise the Option with respect to the remaining Shares, subject to the conditions of the Plan and this Agreement.
(c) Method of Exercise and Payment for Shares. This Option shall be exercised by delivering written notice of exercise to the attention of the Company’s Secretary at the Company’s address specified in paragraph 13 below. The exercise date shall be the date of delivery of the notice of exercise. Such notice must be accompanied by payment of the Option price in full. The Participant may pay part or all of the Option price and any applicable withholdings (i) in cash, (ii) by certified or bank cashier’s check, (iii) by surrendering Shares to the Company that the Participant already owns, (iv) by a cashless exercise through a broker, (v) by any other method the Committee authorizes or (vi) by any combination of the aforementioned methods of payment. If Shares are used to pay part or all of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the Shares surrendered must not be less than the Option price of the Shares for which the Option is being exercised.
(d) Transferability. Except as provided herein, this Option is nontransferable. During the Participant’s lifetime, only the Participant may exercise this Option. This Option may be transferred by will or the laws of descent and distribution and, notwithstanding the foregoing, during the Participant’s lifetime, may be transferred by the Participant to the Participant’s “family members” (as such term is defined in the

General Instructions to the Form S-8 Registration Statement Under the Securities Act of 1933), on such terms and conditions as the Committee may provide. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. Any transferee to whom this Option is transferred shall be bound by the same terms and conditions that govern this Option; provided, however, that the transferee may not transfer this Option except by will or the laws of descent and distribution. No right or interest of the Participant in this Option shall be liable for, or subject to, any lien, obligation or liability of the Participant.
3. Exercise in the Event of Death. This Option shall be exercisable for all or part of the number of Shares that the Participant is entitled to purchase pursuant to paragraph 2(b) as of the date of the Participant’s death, reduced by the number of Shares for which the Participant previously exercised the Option, in the event the Participant dies while employed by the Company or any Affiliate and prior to the Expiration Date and the termination of the Participant’s rights under paragraphs 4, 5 or 6 of this Agreement. In that event, this Option may be exercised by the Participant’s estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution, for the remainder of the period preceding the Expiration Date or within one year of the date the Participant dies, whichever period is shorter.
4. Exercise in the Event of Disability. This Option shall be exercisable for all or part of the number of Shares that the Participant is entitled to purchase pursuant to paragraph 2(b) as of the date the Participant becomes Disabled, reduced by the number of Shares for which the Participant previously exercised the Option, if the Participant becomes Disabled while employed by the Company or any Affiliate and prior to the Expiration Date and the termination of the Participant’s rights under paragraphs 3, 5 or 6 of this Agreement. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or within one year of the date he ceases to be employed by the Company or any Affiliate on account of being Disabled, whichever period is shorter.
5. Exercise After Termination of Employment. This Option shall be exercisable for all or part of the number of Shares that the Participant is entitled to purchase pursuant to paragraph 2(b) as of the date the Participant ceases to be employed by the Company or any Affiliate, reduced by the number of Shares for which the Participant previously exercised the Option, if the Participant ceases to be employed by the Company or any Affiliate other than on account of death, becoming Disabled or being terminated by the Company or any Affiliate for Cause prior to the Expiration Date and the termination of the Participant’s rights under paragraphs 3, 4 or 6 of this Agreement. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or until the date that is three months after the date he ceases to be employed by the Company or any Affiliate, whichever period is shorter.
6. Termination of Employment for Cause. Notwithstanding any other provision of this Agreement, all rights hereunder will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant and this Option will not be exercisable for any number of Shares (even if the Option previously became exercisable), on and after the time the Participant is discharged from employment with the Company or any Affiliate for Cause.
7. Securities Law Restrictions.
(a) Notwithstanding any other provision of this Agreement, the Option shall not be exercisable and no shares of Common Stock shall be issued, except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing Shares issued pursuant to the Option may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. The Option shall not be exercisable and no shares of Common Stock shall be issued until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

(b) Notwithstanding any other provision of this Agreement, the Committee may postpone the exercise of the Option for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to the Option under the securities laws; (ii) to take any action in order to (A) list such Shares on a stock exchange if the Shares are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its Shares, including any rules or regulations of any stock exchange on which the Shares are listed; (iii) to determine that such Shares in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of the Agreement or any provision of the Plan to recognize the grant, exercise or vesting of the Option or to issue Shares in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Option and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to the Participant or to any other person with respect to Shares as to which the Option shall lapse because of such postponement.
8. Non-Competition and Non-Solicitation Agreement. In consideration of the grant of this Option, the Participant agrees as follows:
(a) During employment and for a period of four (4) months from the date of termination of the Participant’s employment with the Company and its Affiliates for any reason whatsoever, the Participant will not, directly or indirectly, compete with the Company or any Affiliate by providing to any entity that is in a Competing Business services substantially similar to the services provided by the Participant at the time of termination.
(b) During employment and for a period of two (2) years after the termination of the Participant’s employment with the Company and its Affiliates for any reason whatsoever, the Participant will not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee of the Company or its Affiliates (known by the Participant to be such) to leave the employment of the Company or its Affiliates, nor shall the Participant use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Company or any Affiliate concerning the name and addresses of the Company’s or any Affiliate’s employees.
If the Participant violates any of the provisions of (a) or (b) of this paragraph 8, the Participant shall pay the Company any profits the Participant received upon exercise of the Option, provided that the Option was exercised less than six months prior to termination of the Participant’s employment.
9. Agreement to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.
10. Minimum Exercise. This Option may not be exercised for less than ___ Shares unless it is exercised for the full number of Shares that remain subject to the Option.
11. Fractional Shares. Fractional Shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional Share, such fractional Share shall be disregarded.
12. Change in Capital Structure. The terms of this Option shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, subdivisions or consolidations of Shares, reorganizations, recapitalizations, spin-offs or other similar changes in capitalization.
13. Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Option, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	ARRIS Group, Inc.
3871 Lakefield Drive
Suwanee, Georgia 30024
Attn: Larry Margolis, Executive Vice President

If to the Participant:

14. No Right to Continued Employment. This Option does not confer upon the Participant any right with respect to continued employment by the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time without assigning a reason therefor.
15. No Stockholder Rights. The Participant shall not have any rights as a stockholder with respect to Shares subject to the Option until the date of exercise of the Option and the issuance of the Shares that are being acquired.
16. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, transferees and personal representatives of the Participant and the successors of the Company.
17. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
18. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies.
19. Tax Consequences and Section 409A. The Participant acknowledges that there may be tax consequences upon the acquisition and disposition of Shares acquired upon exercise of the Option, and that the Participant should consult a tax advisor prior to such acquisition or disposition. The Option is intended to be exempt from the requirements of Section 409A of the Code. Notwithstanding the preceding, the Company and its Affiliates shall not be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that this Agreement is subject to taxes, penalties or interest as a result of failing to comply with Section 409A of the Code.

20. Withholding Obligations. The Participant shall be responsible for satisfying all applicable income and employment tax withholding obligations with respect to the exercise of the Option (i) in cash, (ii) by certified or bank cashier’s check, (iii) by surrendering Shares to the Company that the Participant already owns (but only for the minimum required withholding), (iv) by a cashless exercise through a broker, (v) by any other method the Committee authorizes or (vi) by any combination of the aforementioned methods of payment.
21. Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Participant and the Company, but only to the extent permitted under the Plan.
22. Definitions. For purposes of this Agreement, the following words shall have the meanings set forth below:
(a) “Affiliate” means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 414(b) or 414(c), except that, in making any such determination, 50 percent shall be substituted for 80 percent under such Code Sections and the related regulations.
(b) “Cause” shall have the same meaning as under any employment agreement between the Company or any Affiliate and the Participant or, if no such employment agreement exists or if such employment agreement does not contain any such definition, Cause means any material breach of the terms of the Participant’s employment contract (if any) or Agreement, or any conduct intentionally or materially harmful to the Company, as determined in the sole discretion of the Committee, including but not limited to the unauthorized use of proprietary information.
(c) “Code” means the Internal Revenue Code of 1986, as amended.
(d) “Competing Business” means any business that engages, in whole or in part, in the equipment and supply for broadband communications systems in the United States.
(e) “Disabled” means fully and permanently disabled within the meaning of the Company’s group long-term disability plan then in effect. The Committee, in its sole discretion, shall determine whether the Participant is Disabled for purposes of this Agreement.
(f) “Fair Market Value” means, on any given date, the fair market value of a Share as the Committee in its discretion shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the Shares are traded on any national stock exchange or quotation system, the Fair Market Value of a Share shall be the closing price of a Share as reported on such stock exchange or quotation system on such date, or if the Shares are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the Shares were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and the Participant.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

COMPANY:

ARRIS GROUP, INC.

By:

Name:

Title:

PARTICIPANT:

Participant

EXHIBIT A
Vesting Provisions
Except as provided in paragraphs 3, 4, 5 or 6 of the Agreement, this Option shall become exercisable as set forth below. For purposes of the Agreement, including the vesting provisions in this Exhibit A, the Participant will be deemed to have terminated employment as of his or her last day of active work for the Company and its Affiliates; provided, however, that the Participant shall be deemed to be actively at work during any period the Participant is on approved paid medical leave or during the protected reemployment period applicable to military leave.
1. General Vesting
Service-Based Vesting
[ ] The Option shall become exercisable with respect to [thirty-three] percent ([33]%) of the Shares subject to the Option on the [first and second] annual anniversaries of the Date of Grant and then with respect to the remaining [thirty-four] percent ([34]%) of the Shares subject to the Option on the [third] annual anniversary of the Date of Grant, provided the Participant is still employed by the Company or any Affiliate at each such time.
Performance-Based Vesting
[ ] The Option shall become exercisable with respect to the percentage of Shares set forth below with respect to each applicable vesting date, provided that, at each such time, (a) the Participant is still employed by the Company or any Affiliate and (b) the performance measures set forth below have been met. Notwithstanding the foregoing, if the applicable performance measures are not met at a specified vesting date, but the cumulative performance measures are met at a subsequent vesting date, then the Option shall become exercisable with respect to that percentage of Shares specified for the applicable vesting date plus the percentage of Shares for prior vesting dates that did not become exercisable solely because of a failure to meet the performance measures for the prior vesting dates.

Percentage of Shares for
		which Option may be	Cumulative
Vesting Date	Performance Target	Exercised	Performance Target

2. Accelerated Vesting
Accelerated Vesting on Death
[ ] Notwithstanding the foregoing, the Option shall become exercisable with respect to one-hundred percent (100%) of the Shares subject to the Option if the Participant dies while still employed by the Company or any Affiliate.
Accelerated Vesting on Disability
[ ] Notwithstanding the foregoing, the Option shall become exercisable with respect to one-hundred percent (100%) of the Shares subject to the Option if the Participant becomes Disabled while still employed by the Company or any Affiliate.

Accelerated Vesting on Retirement
[ ] Notwithstanding the foregoing, the Option shall become exercisable with respect to one-hundred percent (100%) of the Shares subject to the Option if the Participant voluntarily terminates employment with the Company and its Affiliates after reaching age ___.